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                                                                    EXHIBIT 10.1

                             WARRANT FOR PURCHASE OF
                                  COMMON STOCK
                                       OF
                               TRANSGENOMIC, INC.

         1. WARRANT. The undersigned ("Holder") is entitled to purchase from Transgenomic, Inc., a Delaware corporation (the "Company"), on the terms herein stated, 300,000 shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), and upon such purchase to receive a certificate or certificates representing such shares. The price payable to the Company on the exercise of the purchase right evidenced by this Warrant (hereinafter referred to as the "Exercise Price") shall be the lesser of (i) Five Dollars ($5.00) per share of Common Stock or (ii) 50% of the price per share at which the Company first offers Common Stock to the public pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended; provided that, in either case, the number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price may be adjusted from time to time and other property may become deliverable hereunder pursuant to the provisions set forth herein. In addition, if the Exercise Price is less than $5.00 per share of Common Stock, Holder may elect to acquire a number of shares of Common Stock upon the exercise of this Warrant of up to the number determined by dividing $1,500,000 by such Exercise Price. Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the holder of this Warrant are limited to those expressed herein. This Warrant is one of a series of similar warrants to be issued by the Company to the Holder pursuant to the terms of a Securities Purchase Agreement by and among the Holder and the Company, dated December 16, 1997 (the "Purchase Agreement").

         2. METHOD OF EXERCISE.

         (a) Holder may exercise the Warrant at any time on or after the date hereof, and from time to time thereafter until the date of expiration set forth in paragraph (b) of this Section 2, by delivery to the Company of a written notice of Holder's intent to exercise the Warrant. Holder shall purchase such number of shares indicated in such notice no later than seven days after the delivery of such notice to the Company at a closing to take place at the executive offices of the Company, unless an earlier closing is required hereunder (the "Closing"). At the Closing, Holder shall deliver the Exercise Price for such shares in good funds to the Company (which may consist of an offset against all or part of any amount owed by the Company to the Holder pursuant to a Promissory Note, dated as of the date hereof, in the principal amount of $1,500,000) and the Company shall deliver to Holder fully executed certificates evidencing such shares. In the event that Holder exercises the Warrant for a number of shares less than the total number of shares which Holder has a right to purchase under the Warrant, then the Company shall issue Holder a Warrant identical in form with this Warrant but for a number of shares equal to the amount Holder had the right to purchase immediately prior to such exercise less the amount so purchased. The effective date of exercise shall be the date at which the Company received notice of the intent to exercise the Warrant.

         (b) If this Warrant is not effectively exercised on or before the closing date of the initial offering of Common Stock by the Company to the public pursuant to a registration statement which has become effective under the Securities Act of 1933, as amended (the "Securities Act"), then all rights of Holder under this Warrant shall expire.


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         3. HOLDER REPRESENTATIONS AND RESTRICTIONS ON TRANSFER. Holder hereby represents as follows:

         (a) Holder is acquiring this Warrant and any Common Stock acquired upon exercise of this Warrant for his own account, for investment purposes only and not with a view to, or for resale in connection with, any distribution thereof except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from such registration afforded by the Securities Act.

         (b) Holder is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act and expects to be an "accredited investor" at the time, if any, of the exercise of this Warrant.

         (c) Holder understands that, because the Common Stock issuable under this Warrant has not been registered under the Securities Act, Holder cannot dispose of any or all of the Common Stock acquired upon the exercise of this Warrant unless such shares are subsequently registered under the Securities Act or exemptions from registration are available. Holder acknowledges and agrees that the Company is under no obligation to register any shares of Common Stock which may be issued to Holder upon exercise of the Warrants under federal or state securities laws, except as provided in the Registration Rights Agreement by and between the Company and the Holder, dated as of the date hereof. By reason of these restrictions, Holder understands that it may be required to hold the Common Stock for an indefinite period of time. Holder understands that each certificate representing the Common Stock will bear a legend substantially similar to the legend on the Warrant.

         4. ANTIDILUTION. If any of the following events shall occur at any time or from time to time prior to the expiration of this Warrant, the following adjustments shall be made in the Exercise Price and/or the number of shares of Common Stock then purchasable upon the exercise of this Warrant, as appropriate, with the exceptions hereinafter provided.

         (a) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares purchasable under this Warrant shall be proportionately increased; and conversely, in case the Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares purchasable hereunder shall be proportionately reduced.

         (b) If the Company shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation, or in property or otherwise than in cash, to holders of record of Common Stock as of a date prior to the date of exercise of this Warrant, Holder shall, without additional cost, be entitled to receive upon the exercise hereof, in addition to the Common Stock to which Holder is otherwise entitled upon such exercise, the number of shares of stock or other securities or property which Holder would have been entitled to receive if Holder had been a holder of such Common Stock on such record date.

         (c) If the Company shall issue any shares of its Common Stock at an offering price of less than $5.00 per share, the Exercise Price shall be reduced to the price at which such shares were issued and the number of shares purchasable under this Warrant shall be proportionately increased; provided, however, that the foregoing shall not affect the determination of the Exercise Price pursuant to clause (ii) of the second sentence of Section 1 hereof.

         (d) No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the fair market value per share of Common Stock on the day of exercise, as reasonably determined by the board of


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directors; however, such determination shall not take into any account any restraints on the transferability of the Common Stock.

         5. DIVIDENDS. If the Company shall after the date hereof decide to declare a dividend or dividends on its Common Stock payable in cash or other property to the holders of record of Common Stock as of a date prior to the date of Holder becoming a holder of record of Common Stock through the exercise of this Warrant, the Company shall give Holder at least ten (10) days' notice of the record date for determining the stockholders of record who are entitled to such dividend, so that Holder may, at its discretion, exercise its rights under this Warrant and participate in such dividend. If the Company fails to provide such notice, the amount of cash dividends or other property per share declared by the Company, times the total shares of Common Stock into which the Warrant is exercisable, shall be placed in a separate account of the Company and reserved for payment to Holder upon exercise of this Warrant and shall be paid on a per-share basis upon exercise of this Warrant.

         6. TRANSFERABILITY. Other than as contemplated in the Purchase Agreement, Holder may not sell, assign, pledge or otherwise transfer all or part of its rights under this Warrant without the prior written consent of the Company. Upon the occurrence of an Event of Default under the Promissory Note, dated as of the date hereof, from the Company to the Holder, this Warrant may be transferred by the Holder without the consent of the Company. A transfer of this Warrant may be made only in compliance with applicable securities laws. Permitted transferees hereof shall have the rights of Holder hereunder and the Company agrees to reissue to such permitted transferee a Warrant substantially identical in form with this Warrant for such number of shares so transferred and to issue to Holder a Warrant identical in form with this Warrant covering the number of shares not transferred.

         7. RESERVATION OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized capital stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock as shall be issuable upon exercise thereof. The Company covenants and agrees that, upon exercise of the Warrant and payment of the Exercise Price therefor, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any shareholder.

         8. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered by overnight express delivery:

          (a) If to Holder, to the address of Holder as shown on the books of the Company; or

          (b) If to the Company, at Transgenomic, Inc., 5600 South 42nd Street, Omaha, Nebraska 68107, Attention: P. Thomas Pogge or to such other address as the Company may designate by notice to Holder.

         9.       SUPPLEMENTS AND AMENDMENTS.

         (a) The Company and Holder may from time to time supplement or amend this Warrant in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provision herein, or to make other provisions in regard to matters of questions arising hereunder which the Company and Holder may deem necessary or desirable.


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         (b) The exercise of this Warrant and the issuance of Common Stock upon said exercise is subject to the terms and conditions of a Shareholders Agreement, dated July 1, 1997, by and among the Company and its shareholders, to which the Holder agrees to become a party upon exercise of this Warrant and as a condition to the issuance of shares of Common Stock to the Holder. The Shareholder Agreement shall not be amended without the consent of the Holder.

         10. SUCCESSORS. All the covenants, agreements, representations and warranties contained in this Warrant shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

         11. GOVERNING LAW. This Warrant shall be deemed to be a contract made under the laws of the State of Nebraska and for all purposes shall be construed in accordance with its laws without giving effect to the rules governing the conflict of laws.

         THE WARRANT EVIDENCED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANT EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACT AND MAY ONLY BE SOLD OR TRANSFERRED IN COMPLIANCE WITH THAT ACT AND APPLICABLE STATE SECURITIES LAWS.


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DATED:  December 16, 1997.

THE COMPANY
Transgenomic, Inc.

By /s/ Collin J. D'Silva
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Collin J. D'Silva, Chief Executive Officer

THE HOLDER

/s/ G.S. Beckwith Gilbert
-------------------------------------------
G.S. Beckwith Gilbert